UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report – August 18, 2009

Commission File Number: 0-23863

PEOPLES FINANCIAL SERVICES CORP.
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	23-2391852
(State of incorporation)	(IRS Employer Identification No.)

82 FRANKLIN AVE., HALLSTEAD, PA	18822
(Address of principal executive offices)	(Zip code)

(570) 879-2175
(Registrant’s telephone number including area code)

Item 5.02.	Appointment of Director

On August 7, 2009, Joseph T. Wright, Jr. was appointed to serve as a Class II Director to the Board of Directors of Peoples Financial Services Corp. with a term expiring at the annual meeting of shareholders in 2010.  Mr. Wright is an Attorney and a Partner of Wright & Reihner, PC, Scranton, Pennsylvania.  Mr. Wright has served as an Associate Director for Peoples National Bank since 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

	/s/	Richard S. Lochen, Jr.
Dated: August 18, 2009		By: Richard S. Lochen, Jr. President/CEO

	/s/	Debra E. Dissinger
Dated: August 18, 2009		By: Debra E. Dissinger Executive Vice President/COO

	/s/	Joseph M. Ferretti
Dated: August 18, 2009		By: Joseph M. Ferretti Senior Vice President/CCO

	/s/	Frederick J. Malloy
Dated: August 18, 2009		By: Frederick J. Malloy Vice President/Controller